Exhibit 10.1
AMENDMENT NUMBER FIVE
TO THE
CELGENE CORPORATION
1995 NON EMPLOYEE DIRECTORS’ INCENTIVE PLAN
(AMENDED AND RESTATED AS OF JUNE 22, 1999
AND AS FURTHER AMENDED)
WHEREAS, the Celgene Corporation (the “Company”) maintains the Celgene Corporation 1995 Non Employee Directors’ Incentive Plan, as amended and restated as of June 22, 1999 and as further amended (the “Plan”);
WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and
WHEREAS, the Board desires to amend the Plan, effective as of June 12, 2007.
NOW, THEREFORE, pursuant to Article 11 of the Plan, the Plan is hereby amended, effective as of June 12, 2007, as follows:
1. Section 4(b) of the Plan is amended in its entirety to read as follows:
“(b) each year on and after the Annual Meeting of Stockholders of the Corporation to be held on June 12, 2007, upon the date of initial election or appointment as a member of the Board, each new Non Employee Director shall receive an Option to purchase 25,000 shares of Common Stock, subject to the adjustment as provided in Section 9;”
2. Section 5(d) of the Plan is amended in its entirety to read as follows:
“(d) each year on and after the Annual Meeting of Stockholders of the Corporation to be held on June 12, 2007 (each, an “Annual Meeting”) each Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive Options to purchase an aggregate of 18,500 shares of Common Stock (subject to adjustment as provided in Section 9) in substantially equal quarterly grants beginning in September, 2007; provided, however, that a Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive Options to purchase an aggregate number of shares equal to the product of (i) 18,500 and (ii) a fraction, numerator of which is the number of days in the 12 month period immediately preceding such Annual Meeting during which such Non Employee Director was a Non Employee Director and the denominator is 365; and”
3. The last sentence of Section 7(b) is amended in its entirety to read as follows:
“The Option granted pursuant to Sections 5(c) and 5(d) shall vest in full on the date of the first Annual Meeting held following the date of grant if the holder thereof has been a Non Employee Director of the Corporation at all times from such date of grant to the date of such Annual Meeting.”